Exhibit 99.1


Blue Holdings, Inc. Receives Additional Nasdaq Staff Determination Letter

COMMERCE, CALIF. - May 28, 2008 -Blue Holdings, Inc. (NASDAQ:BLUE), a designer, manufacturer and distributor of high-end fashion jeans, today announced that the Company received notification on May 21, 2008 of a Nasdaq staff determination that its common stock is subject to delisting from The Nasdaq Capital Market for failure to comply with Marketplace Rule 4310(c)(14), requiring the Company to file its Form 10-Q for the period ended March 31, 2008 by the filing deadline. Accordingly, this matter serves as an additional basis for delisting the Company's securities from The Nasdaq Stock Market. As previously announced, the Company received a Nasdaq Staff Determination Letter on May 14, 2008 indicating that the Company failed to comply with the minimum bid price and stockholders' equity requirements for continued listing set forth in Marketplace Rules 4310(c)(4) and 4310(c)(3)(A), respectively.

The Audit Committee of the Company's Board of Directors, comprised of independent directors, continues to review the previously announced potential accounting errors in the Company's financial statements for the year ended December 31, 2007 and certain of the quarters therein and is working with management to conclude the review as quickly as possible. The impact of any potential restatement remains unknown at this time, and the Company will delay the filing of its 10-Q for the quarter ended March 31, 2008 until such time as the potential restatement matters are resolved.

The Company has  requested a hearing  before the Nasdaq  Listing  Qualifications
Panel to appeal the staff determination. Pending completion of the appeal process, the stock will continue to be listed on The Nasdaq Capital Market. The Company expects to file its delinquent 10-Q prior to the hearing. There can be no assurance that the Panel will grant the Company's request for continued listing.

ABOUT BLUE HOLDINGS, INC.

Blue Holdings, Inc., directly and through its wholly owned subsidiaries, Antik Denim, LLC and Taverniti So Jeans, LLC, designs, develops, manufactures, markets, distributes and sells high-end fashion jeans, apparel, and accessories under the "Antik Denim," "Yanuk," "Taverniti So Jeans," and "Faith" brands both in the United States and internationally. Blue Holdings currently sells men's, women's and children's styles. Antik Denim, Yanuk, Taverniti So and Faith jeans and apparel are made from high-quality fabrics milled in the United States, Japan, Italy and Spain, and are processed with cutting-edge treatments and finishes. Blue Holdings' concepts, designs, embellishments, patent-pending pockets and great attention to detail and quality give it a competitive advantage in the high-end fashion jeans market.

FORWARD-LOOKING STATEMENTS

This release contains "forward-looking statements" that include information relating to future events. Examples of forward looking statements included in this release include statements regarding Blue Holdings' restatement matters, future financial results and the results of the Nasdaq Listing Qualifications Panel review. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of


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the times at, or by, which that  performance  or those results will be achieved.
Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for Blue Holdings' products, the introduction of new products, Blue Holdings' ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of Blue Holdings' liquidity and financial strength to support its growth, and other information that may be detailed from time to time in Blue Holdings' filings with the United States Securities and Exchange Commission. For a more detailed description of the risk factors and uncertainties affecting Blue Holdings, please refer to the Company's recent Securities and Exchange filings, which are available at www.sec.gov. Blue Holdings undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:

Blue Holdings, Inc.
Eric Hohl, CFO 323-725-5555
ERIC.HOHL@BLUEHOLDINGS.COM

Integrated Corporate Relations
310-954-1100
Andrew Greenebaum
AGREENEBAUM@ICRINC.COM

or

Patricia Dolmatsky
PDOLMATSKY@ICRINC.COM


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